Exhibit 10.8
AMENDMENT NO. 3 TO YEON BUSINESS CENTER LEASE AGREEMENT
(3200 NW Yeon)

DATED:	March 10, 2006

BETWEEN:	SCHNITZER INVESTMENT CORP., an Oregon corporation	(“Landlord”)

AND:	SCHNITZER STEEL INDUSTRIES, INC., an Oregon corporation	(“Tenant”)
          Landlord and Tenant are parties to a Yeon Business Center (3200 NW Yeon) Lease Agreement dated August 7, 2003 (the “Lease Agreement”), as amended by an Amendment No. 1 to Lease dated February 1, 2004 (the “First Amendment”) and an Amendment No. 2 to Yeon Business Center Lease Agreement dated October 20, 2005 (the “Second Amendment”). The Lease Agreement, the First Amendment, and the Second Amendment are collectively referred to as the “Lease” in this Amendment No. 3 to Yeon Business Center Lease Agreement (the “Amendment”). The parties desire to correct an error in the Base Rent schedule set forth in the Second Amendment.
          NOW, THEREFORE, in consideration of the mutual promises of the parties set forth in this Amendment, the receipt and sufficiency of which are acknowledged, the parties agree as follows:
     1. Correction of Base Rent. Base Rent for January 1, 2007, through December 31, 2007, is $43,285.52 per month.
     2. Effect of Amendment. Landlord and Tenant ratify and confirm all provisions of the Lease. Except as expressly amended by this Amendment, the Lease remains unmodified and in full force and effect.
          IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first set forth above.

LANDLORD:	SCHNITZER INVESTMENT CORP., an Oregon corporation

By:

Its:

TENANT:	SCHNITZER STEEL INDUSTRIES, INC., an Oregon corporation

By:

Its: